Exhibit 10.1

EXECUTION VERSION

COLLATERAL AGREEMENT

made by

UNITED STATES STEEL CORPORATION

and certain of its Subsidiaries

in favor of

U.S. Bank National Association,
as Collateral Agent

Dated as of May 29, 2020

TABLE OF CONTENTS

SECTION 1.	DEFINED TERMS	4
1.1	Definitions	4
1.2	Other Definitional Provisions	8

SECTION 2.	SECURITY INTEREST	9
2.1	Grant of Security Interest	9
2.2	Financing Statements and Other Filings	9
2.3	Collateral Account	10

SECTION 3.	REPRESENTATIONS AND WARRANTIES	10
3.1	Title; No Other Liens	10
3.2	Perfected First Priority Liens	10
3.3	Jurisdiction of Organization; Chief Executive Office	11
3.4	Equipment	11
3.5	Farm Products	11
3.6	Investment Property	11
3.7	Intellectual Property	11
3.8	Commercial Tort Claims	12

SECTION 4.	COVENANTS	12
4.1	Delivery of Instruments and Certificated Securities	12
4.2	Maintenance of Insurance	12
4.3	Payment of Notes Obligations	13
4.4	Maintenance of Perfected Security Interest; Further Documentation	13
4.5	Changes in Name, etc	13
4.6	Notices	14
4.7	Investment Property	14
4.8	Intellectual Property	15
4.9	Commercial Tort Claims	16

SECTION 5.	REMEDIAL PROVISIONS	16
5.1	Pledged Stock; Intellectual Property	16
5.2	Proceeds to be Turned Over To Collateral Agent	17
5.3	Application of Proceeds	17
5.4	Code and Other Remedies	18
5.5	Other Agreements With Respect to Sales of Pledged Stock	18
5.6	Subordination	19
5.7	Deficiency	19

SECTION 6.	THE COLLATERAL AGENT	20
6.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	20
6.2	Duty of Collateral Agent	21
6.3	Authority of Collateral Agent	21

SECTION 7.	MISCELLANEOUS	21
7.1	Amendments in Writing	21
7.2	Notices	22
7.3	No Waiver by Course of Conduct; Cumulative Remedies	22
7.4	Enforcement Expenses; Indemnification	22
7.5	Successors and Assigns	23

7.6	Counterparts	23
7.7	Severability	23
7.8	Section Headings	23
7.9	Integration	23
7.10	GOVERNING LAW	23
7.11	Additional Grantor	23
7.12	Releases	23
7.13	Intercreditor Agreements; Collateral Cooperation Agreement	23

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Commercial Tort Claims

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of May 29, 2020, among UNITED STATES STEEL CORPORATION, a Delaware corporation (the “Company”), the Subsidiaries of the Company from time to time party hereto (each a “Subsidiary Grantor”, and collectively, the “Subsidiary Grantors”, and together with the Company, the “Grantors”) and U.S. Bank National Association, as Collateral Agent (in such capacity and together with any successor collateral agent, the “Collateral Agent”) for the benefit of the Notes Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Grantors have entered into that certain Indenture, dated as of May 29, 2020 (as supplemented or otherwise modified from time to time, the “Indenture”), by and among the Grantors and U.S. Bank National Association, as trustee (together with its successors in such capacity, the “Trustee”) and as Collateral Agent, pursuant to which the Company is issuing $1,056,357,000 in aggregate principal amount of its 12.000% Senior Secured Notes due 2025 (together with any Additional Notes (as defined in the Indenture) issued pursuant to the Indenture, the “Notes”);

WHEREAS, each of the Subsidiary Grantors are affiliates of the Company, will derive substantial benefits from execution, delivery and performance of their obligations under the Indenture, the Notes and the other Notes Documents (as defined below) and each is, therefore, willing to execute and deliver this Agreement;

WHEREAS, the Grantors are executing and delivering this Agreement pursuant to the terms of the Indenture to induce the Holders (as defined in the Indenture) to purchase the Notes; and

WHEREAS, this Agreement is made by the Grantors in favor of Collateral Agent for the benefit of the Notes Secured Parties (as defined below) to secure the payment and performance in full when due of the Notes Obligations (as defined below).

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1.      DEFINED TERMS

1.1               Definitions. (a) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter-of-Credit Rights and Supporting Obligations.

(b)                The following terms shall have the following meanings:

“ABL Collateral”: as to the Grantors, (i) all Inventory, (ii) all Accounts, (iii) all General Intangibles related to the sale, lease, exchange or other disposition of Inventory, (iv) all Deposit Accounts into which solely Proceeds (as defined in the New York UCC) of any of the foregoing are deposited and all cash, cash equivalents or other assets on deposit therein or credited thereto, (v) all books and records pertaining to any other ABL Collateral, (vi) all General Intangibles, Documents, Instruments, Chattel Paper and insurance proceeds relating to any of the forgoing, (vii) all Proceeds (as defined in the New York UCC) of any of the foregoing and (viii) to the extent not included in any of the foregoing, all items that constitute “Collateral” as such term is defined in the ABL Facility as of the Issue Date (and without giving effect to any amendment, modification or supplement of the ABL Facility), in the case of each of the foregoing clauses (i) through (viii), of the Grantors, whether or not a Lien has been granted to secure the Obligations under the ABL Facility.

“Agreement”: this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 2.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Sections 2.3 and 5.2.

“Commercial Tort Claims”: as defined in the New York UCC, and described on Schedule 7 as such schedule may be supplemented from time to time pursuant to Section 4.9.

“Copyright Licenses”: any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Copyrights”: (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Excluded Assets”: includes, without limitation:

(a)       any ABL Collateral;

(b)       all Letter-of-Credit Rights relating to any assets of the type described in the definition of “ABL Collateral”;

(c)       any right, title or interest in any license, permit, contract or agreement to which the Company or any Guarantor is a party or any of their respective right, title or interest thereunder to the extent, but only to the extent, that a transfer is not permitted by applicable law or a grant thereof would violate the terms of such license, permit, contract or agreement to which the Company or any Guarantor is a party, or result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any such license, permit, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406(d), 9-407(a), 9-408 or 9-409 of the Uniform Commercial Code or any other applicable law or regulation (including Title 11 of the United States Code); provided that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and there shall be deemed to have been granted a security interest in, all such rights and interests as if such provision had never been in effect;

(d)       any equipment or other asset which is, or at the time of the Company’s or Guarantor’s acquisition thereof shall be, subject to a purchase money lien or Capitalized Lease Obligation,in each case, as permitted by the Indenture, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capitalized Lease Obligation) prohibits or requires the consent of any person (other than the Company or the applicable Guarantor) as a condition to the creation of any other security interest on such equipment or asset;

(e)       (i) any Capital Stock of any Big River Steel Entity and, prior to the Big River Steel Control Date, any Big River Steel Holding Company, (ii) any Capital Stock of any Foreign Subsidiary or any Foreign Subsidiary Holding Company directly owned by the Company or any Guarantor in excess of 65% of the issued and outstanding Voting Stock of such Foreign Subsidiary or such Foreign Subsidiary Holding Company, as applicable, and any Capital Stock of a Foreign Subsidiary that would be an Immaterial Subsidiary, if the cost of pledging such Capital Stock would present undue burden or expense to the Company (as determined by the Company in good faith), (iii) any Capital Stock of any non-Wholly Owned Subsidiary owned on or acquired after the Issue Date if the pledge of such Capital Stock would violate any applicable law or regulation or an enforceable contractual obligation binding on or relating to such Capital Stock , (iv) any Capital Stock in any joint venture with a Person that is not an Affiliate of the Company owned on or acquired after the Issue Date if the pledge of such Capital Stock would violate any applicable law or regulation or an enforceable contractual obligation binding on or relating to such Capital Stock and (v) any Capital Stock of any Minntac Mining Subsidiary;

(f)       any intellectual property, solely to the extent that (x) any applicable law or regulation, or any agreement with any person entered into by the Company or any Guarantor and existing on the Issue Date, prohibits the creation of a security interest therein, or the grant of a security interest therein shall cause a breach or default under such agreement, or (y) the grant of a security interest therein shall result in the termination of or gives rise to any right of acceleration, modification or cancellation, or would otherwise invalidate or impair such Company’s or Guarantor’s right, title or interest therein; provided, that if any United States intent-to-use trademark applications included in clause (x) or (y) shall be deemed “Excluded Assets” only until an acceptable Statement of Use has been filed with and accepted by the United States Patent and Trademark Office; provided further that, immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and there shall be deemed to have been granted a security interest in, all such rights and interests as if such provision had never been in effect;

(g)       any vehicle subject to a certificate of title statute and any aircraft;

(h)       any Rolling Stock;

(i)       (i) securities accounts the balance of which consists exclusively of (A) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of either the Company or any Guarantor and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of either the Company or any Guarantor and (ii) any other securities account, the balance of which does not exceed $100,000;

(j)        any deposit account;

(k)       cash collateral for letters of credit, if the amount of such letters of credit of the Company and its Subsidiaries does not exceed $50.0 million in the aggregate;

(l)       any commercial tort claim owned on or acquired after the Issue Date, if the potential value of such commercial tort claim does not exceed $1.0 million;

(m)       any mineral rights;

(n)       any real property that is not Specified Real Property or Material After-Acquired Real Property and all leasehold interests in real property; and

(o)       any fixtures located on real property that is not Specified Real Property, Material After-Acquired Real Property or Specified Fixtures Real Property.

“Foreign Subsidiary”: any Subsidiary that is not organized under the laws of the United States or any state thereof or the District of Columbia, and any Subsidiary of such Subsidiary.

“Foreign Subsidiary Holding Company”: any Subsidiary (other than a Foreign Subsidiary) that holds the equity interests of one or more Foreign Subsidiaries and has no material assets other than such equity interests and other assets incidental to the ownership thereof.

“Foreign Subsidiary Voting Stock”: the Voting Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company.

“Intellectual Property”: the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to the Company or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notes Documents”: (a) the Notes, the Notes Guarantees, the Indenture, this Agreement and any other Collateral Document and (b) any other related document or instrument executed and delivered pursuant to any Notes Document described in clause (a) evidencing or governing any Notes Obligations or collateral provided as security thereunder.

“Notes Guarantees”: the guarantee by each Grantor (other than the Company) of the Company’s Obligations under the Indenture and the Notes.

“Notes Obligations”: all Obligations under the Indenture, the Notes, the Notes Guarantees, this Agreement or the other Notes Documents, whether now existing or arising hereafter, including all principal, premium, interest, fees, attorneys’ fees, costs, expenses, reimbursement obligations, indemnities, guarantees, and all other amounts payable under or secured by the Indenture, the Notes and the Notes Guarantees (including, in each case, all interest, fees and other amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such proceeding).

“Notes Secured Parties”: means the collective reference to the holders from time to time of any Obligation under the Indenture, including: (1) the Holders and any beneficial owners of Notes, (2) the Trustee, (3) the Collateral Agent and (4) the successors and assigns of each of the foregoing.

“Patent License”: all agreements providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 6.

“Patents”: (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Pledged Notes”: all Intercompany Notes at any time issued from time to time to any Grantor, including without limitation, those listed on Schedule 2.

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or Foreign Subsidiary Holding Company be required to be pledged hereunder.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Rolling Stock” means any of any Grantor’s vehicles that move on a railway, including railroad cars, locomotives, coaches or wagons.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademark License”: any agreement providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 6.

“Trademarks”: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 6, and (ii) the right to obtain all renewals thereof.

1.2               Other Definitional Provisions. (a) The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.      SECURITY INTEREST

2.1               Grant of Security Interest. Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Notes Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Notes Obligations:

(a)                All Equipment;

(b)                all Fixtures;

(c)                all General Intangibles;

(d)                all Instruments;

(e)                all Intellectual Property;

(f)                 all Investment Property;

(g)                all Letter-of-Credit Rights;

(h)                all Commercial Tort Claims;

(i)                 all books and records pertaining to the Collateral; and

(j)                 to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing, including insurance proceeds and all collateral securing and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2.1, this Agreement shall not constitute a grant of a security interest in any property constituting Excluded Assets.

2.2               Financing Statements and Other Filings. Each Grantor agrees to file on the Issue Date the initial Uniform Commercial Code financing statements describing the Collateral other than, with respect to Fixtures that are located on any of the Specified Fixtures Real Properties, the fixture filings, which shall be filed following the Issue Date in accordance with and subject to the terms of the Indenture. Each Grantor hereby authorizes the Collateral Agent to file at any time and from time to time any Uniform Commercial Code financing statements describing the Collateral, and each Grantor hereby authorizes the Collateral Agent to file at any time and from time to time, all amendments to Uniform Commercial Code financing statements, security agreements relating to Intellectual Property, assignments, fixture filings, affidavits, reports, notices, and other documents and instruments, in form satisfactory to the Collateral Agent, as the Collateral Agent or the Notes Secured Parties reasonably determine as necessary, to perfect and continue the perfection of, maintain the priority of or provide notice of the Collateral Agent’s security interest in the Collateral and to accomplish the purposes of this Agreement. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any Uniform Commercial Code financing statement with respect to the Collateral if filed prior to the date hereof. For the avoidance of doubt, the Collateral Agent shall not be responsible for giving, executing, delivering, filing, recording, continuing, authorizing, or maintaining any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to grant, preserve, protect and perfect the validity and intended priority of the security interests created or intended to be created.

2.3               Collateral Account. The Collateral Agent is hereby authorized by the Grantors to establish a Collateral Account to hold the Collateral for the ratable benefit of the Notes Secured Parties.

SECTION 3.      REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants to the Collateral Agent and each other Notes Secured Party that:

3.1               Title; No Other Liens. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Notes Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral pursuant to the terms of the Indenture, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is (or, with respect to any Fixtures that are located on any of the Specified Fixtures Real Properties, will be upon the filing of fixture filings in accordance with and subject to the terms of the Indenture) on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Notes Secured Parties, pursuant to this Agreement or as are permitted by the Indenture. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Notes Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Collateral Agent and the other Notes Secured Parties understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

3.2               Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in which a security interest may be created under the New York UCC and in the Intellectual Property which is registered or becomes registered or the subject of an application for registration with the U.S. Copyright Office or the U.S. Patent and Trademark Office in favor of the Collateral Agent, for the ratable benefit of the Notes Secured Parties, as collateral security for such Grantor’s Notes Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens that have priority over the Liens on the Collateral by operation of law.

3.3               Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization and the location of such Grantor’s chief executive office or sole place of business or principal residence, as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4               Equipment. On the date hereof, the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

3.5               Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6               Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(b)                All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(c)                Each of the Pledged Notes (if any) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)                Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens, except for Permitted Liens, or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

3.7               Intellectual Property. (a) Schedule 6 lists, on the date hereof (i) all United States registered or applied for Intellectual Property owned by such Grantor in its own name, (ii) all Intellectual Property registered or applied for by such Grantor outside of the United States, and (iii) any material Patent Licenses, material Copyright Licenses and material Trademark Licenses under which any Grantor is an exclusive licensee of United States registered or applied for Intellectual Property.

(b)                On the date hereof, all material United States registered or applied for Intellectual Property is subsisting, unexpired and, to such Grantor’s knowledge, valid and enforceable and has not been intentionally abandoned. The conduct of such Grantor’s and its Subsidiaries’ business does not, to such Grantor’s reasonable belief, infringe the intellectual property rights of any other Person.

(c)                Except as set forth in Schedule 6(c), on the date hereof, none of the material Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

(d)                Except as set forth in Schedule 6(d), on the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect on the value of any Intellectual Property.

(e)                Except as set forth in Schedule 6(e), on the date hereof, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property.

3.8               Commercial Tort Claims

(a)               On the date hereof, except to the extent listed on Schedule 7 hereto, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b)               Upon the filing of a financing statement covering any Commercial Tort Claim referred to in Section 4.9 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Notes Secured Parties, as collateral security for such Grantor’s Notes Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens that have priority over the Liens on such Collateral by operation of law.

SECTION 4.      COVENANTS

From the date of this Agreement, and thereafter until this Agreement is terminated, each Grantor agrees that:

4.1               Delivery of Instruments and Certificated Securities. Except for any Excluded Assets, if any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Certificated Security, such Instrument or Certificated Security shall be promptly (but in any event within 10 Business Days after receipt thereof by such Grantor) delivered to the Collateral Agent, duly indorsed in a manner satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

4.2               Maintenance of Insurance. (a) With respect to any casualties, loss or damage in excess of $75,000,000, such Grantor will maintain, or cause to be maintained, with financially sound and reputable companies, insurance policies insuring the Equipment against loss by fire, explosives, theft and such other casualties, loss or damage of the kinds customarily insured against by Persons engaged in a Similar Business, of such types and in such amounts as are customarily carried by such Persons under similar circumstances.

(b)                All such insurance shall, within (A) with respect to insurance policies held by U.S. Steel Tubular Products Holdings, LLC, 90 days from the Issue Date and (B) with respect to insurance policies held by the Company, 60 days from the Issue Date (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least (x) in the case of any such cancellation, material reduction in amount or material change in coverage resulting from nonpayment of premium, 10 days or (y) for any other reason, 30 days, in each case, after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as insured party, additional insured or lender loss payee, as applicable and (iii) be reasonably satisfactory in all other respects to the Collateral Agent.

4.3               Payment of Obligations. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment, charge or levy need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor or where the failure to pay could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any material interest therein.

4.4               Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 3.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Notes Documents to dispose of the Collateral.

(b)                Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.

(c)                At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) following the creation or other acquisition of any Intellectual Property by any Grantor after the date hereof which is registered or becomes registered or the subject of an application for registrations with the U.S. Copyright Office or U.S. Patent and Trademark Office, as applicable, recording such Intellectual Property with the U.S. Copyright Office or U.S. Patent and Trademark Office, as applicable, it being understood and agreed that each Grantor shall, when applicable, take the actions described in this clause (ii) no later than 10 Business Days following the Company’s filing of its annual and quarterly financial statements with the Securities and Exchange Commission, irrespective of whether there has been a written request of the Collateral Agent; and (iii) in the case of Investment Property, Letter-of-Credit Rights and any other relevant Collateral, taking any actions reasonably necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided that such Grantor will not be required to take any such actions in any jurisdiction outside the United States; and provided further, that the Collateral Agent shall have no obligation to review or investigate the contents or adequacy of these instruments, documents or actions. For the avoidance of doubt, the Collateral Agent has no duty or responsibility to take any action or make any request for the purposes of, or necessary to, maintaining or continuing any such security interest contemplated under this Agreement.

4.5               Changes in Name, etc. Such Grantor will not, except upon 8 days’ prior written notice to the Collateral Agent and delivery to the Collateral Agent of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or sole place of business or principal residence from that referred to in Section 3.3 or (ii) change its name.

4.6               Notices. Such Grantor will advise the Collateral Agent promptly after having obtained knowledge thereof, in reasonable detail, of:

(a)                any Lien (other than security interests created hereby or Liens permitted pursuant to the terms of the Indenture) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)                the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.7               Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Notes Secured Parties, hold the same in trust for the Collateral Agent and the other Notes Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Notes Obligations. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Notes Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Notes Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Collateral Agent and the other Notes Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Notes Obligations.

(b)                Without the prior written consent of the Collateral Agent, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction made in compliance with the Indenture), (ii) create, incur or permit to exist any Lien (except for Permitted Liens) or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the other Notes Secured Parties to sell, assign or transfer any of the Investment Property or Proceeds thereof (except to the extent not prohibited by the Indenture).

(c)                In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 5.1(c) and 5.5 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.1(c) or 5.5 with respect to the Investment Property issued by it.

4.8               Intellectual Property. (a) Such Grantor will, and will use commercially reasonable efforts to cause its licensees to, (i) continue to use each material Trademark on each and every trademark class of goods applicable to its current operations in order to maintain such material Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such material Trademark, (iii) use such material Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such material Trademark unless the Collateral Agent, for the ratable benefit of the Notes Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not do any act or knowingly omit to do any act whereby such material Trademark may become invalidated or impaired in any way.

(b)                Such Grantor will not, and will use commercially reasonable efforts to cause its licensees not to, do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c)                Such Grantor will, and will use commercially reasonable efforts to cause its licensees to, (i) employ each material registered Copyright and (ii) not do any act or knowingly omit to do any act whereby any registered Copyrights may become invalidated or otherwise impaired. Such Grantor will not, and will use commercially reasonable efforts to cause its licensees not to, do any act whereby any registered Copyrights may fall into the public domain.

(d)                Such Grantor will not, and will use commercially reasonable efforts to cause its licensees not to, do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

(e)                Such Grantor will notify the Collateral Agent and the other Notes Secured Parties promptly if it knows that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)                 Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall acquire, become the exclusive licensee of or file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (i) such Grantor shall report such filing to the Collateral Agent concurrently with the delivery of financial statements pursuant to Section 4.03 of the Indenture for the fiscal quarter in which such filing occurs, and (ii) such Intellectual Property shall automatically become part of the Collateral consisting of Intellectual Property subject to the terms and conditions of this Agreement with respect thereto. Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Notes Secured Parties’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)                Such Grantor will exercise its reasonable business judgment consistent with prudent business practice, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)                In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and, if such Grantor shall reasonably deem it to be appropriate under the circumstances, sue for infringement, misappropriation or dilution, seek injunctive relief where appropriate and recover any and all damages for such infringement, misappropriation or dilution.

(i)               Each Grantor will take reasonable steps to clear and correct defects in the chain of title (including any security interests) of the Intellectual Property owned by such Grantor by making appropriate filings with the United States Patent and Trademark Office and United States Copyright Office no later than 60 days after the date hereof, and will provide documentation of such filings to Collateral Agent no later than 10 days after making same.

4.9               Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest supplement Schedule 7 with a description of such Commercial Tort Claim and sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

SECTION 5.      REMEDIAL PROVISIONS

5.1               Pledged Stock; Intellectual Property. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.1(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, to the extent permitted in the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would have a material adverse effect on the value of the Collateral.

(b)                If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (in all cases, with a copy to the Company), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Notes Obligations in such order as the Collateral Agent may determine, and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)                Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby pursuant to Section 4.7(a), pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

(d)                For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (i) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Holders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past, present or future infringement of the Intellectual Property; and (ii) irrevocably agrees that the Collateral Agent may sell any of such Grantor's inventory directly to any person, including without limitation persons who have previously purchased the Grantor's inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent's rights under this Agreement, may sell inventory which bears any Trademark owned by or licensed to such Grantor and any inventory that is covered by any Copyright owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such inventory as provided herein.

5.2               Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Notes Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Notes Secured Parties) shall continue to be held as Collateral security for all the Notes Obligations and shall not constitute payment thereof until applied as provided in Section 5.3.

5.3               Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account in payment of the Notes Obligations in the following order:

First, to pay unpaid fees and expenses of the Collateral Agent under the Notes Documents;

Second, to pay unpaid fees and expenses of the Trustee under the Notes Documents;

Third, to the Collateral Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Notes Obligations, pro rata among the Notes Secured Parties according to the amounts of the Notes Obligations then due and owing and remaining unpaid to the Notes Secured Parties; and

Fourth, any balance remaining after the Notes Obligations shall have been paid in full over to the Company or to whomsoever may be lawfully entitled to receive the same.

5.4               Code and Other Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Notes Secured Parties, may, and upon the request of the Notes Secured Parties shall, exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Notes Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Notes Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Notes Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.4, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Notes Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Notes Obligations, in accordance with Section 5.3, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Notes Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.5               Other Agreements With Respect to Sales of Pledged Stock

(a)                If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.4, and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)                Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)                Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with any and all other applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.5 will cause irreparable injury to the Collateral Agent and the other Notes Secured Parties, that the Collateral Agent and the other Notes Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

5.6               Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Notes Secured Parties, all Indebtedness owing by it to any Subsidiary of the Company shall be fully subordinated to the indefeasible payment in full in cash of such Notes Obligations.

5.7               Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Notes Obligations and the reasonable and documented fees and disbursements of any attorneys employed by the Collateral Agent or any other Notes Secured Party to collect such deficiency.

SECTION 6.      THE COLLATERAL AGENT

6.1               Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, solely for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(1)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Notes Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(2)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(3)    execute, in connection with any sale provided for in Section 5.4 or 5.5, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(4)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Notes Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) (other than pursuant to clause (ii) thereof) unless an Event of Default shall have occurred and be continuing.

(b)                If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 shall be payable by such Grantor to the Collateral Agent on demand.

(d)                Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2               Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent. Neither the Collateral Agent, any other Notes Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Notes Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Notes Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Notes Secured Party to exercise any such powers. The Collateral Agent and the other Notes Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3               Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Notes Secured Parties, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Notes Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.      MISCELLANEOUS

7.1               Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture.

7.2               Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 13.01 of the Indenture; provided that any such notice, request or demand to or upon any Grantor shall also be addressed to such Grantor at its notice address set forth on Schedule 1.

7.3               No Waiver by Course of Conduct; Cumulative Remedies. Neither the Collateral Agent nor any other Notes Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Notes Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Notes Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Notes Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4       Enforcement Expenses; Indemnification (a) Each Grantor agrees to pay or reimburse the Collateral Agent and each other Notes Secured Party for all its costs and expenses incurred hereunder as provided in Article 6 of the Indenture and in collecting against such Grantor under any Notes Document or otherwise enforcing or preserving any rights under this Agreement and the other Notes Documents to which such Grantor is a party, including, without limitation, the fees and disbursements of counsel (except for the allocated fees and expenses of in-house counsel) to the Collateral Agent and each other Notes Secured Party (limited to one counsel to the Collateral Agent, on behalf of the Notes Secured Parties, and one local counsel to the Collateral Agent, on behalf of the Notes Secured Parties, in each applicable jurisdiction and, solely in the event of an actual conflict of interest, one additional counsel for each Notes Secured Party affected by such conflict of interest).

(a)                Without limitation of its indemnification obligations under the other Notes Documents, each Grantor jointly and severally agrees to indemnify the Collateral Agent and the Notes Secured Parties against, and hold the Collateral Agent harmless from any and all losses, claims, damages, liabilities and related reasonable out-of-pocket expenses, including the fees, charges and disbursements of a single counsel for the Collateral Agent or any Notes Secured Party (in addition to one local counsel in each relevant jurisdiction), incurred by or asserted against the Collateral Agent or any Notes Secured Party by any third party or by any Grantor arising out of, or in connection with, or as a result of, (i) the execution or delivery of this Agreement, the performance of the respective parties of their obligations hereunder or the enforcement of this Agreement by the Collateral Agent, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by any third party or by any Grantor and regardless of whether the Collateral Agent or any Notes Secured Party is a party thereto; provided that such indemnity shall not, as to the Collateral Agent or any such Notes Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Collateral Agent or any such Notes Secured Party.

(b)                Each Grantor agrees to pay, and to hold the Collateral Agent and the other Notes Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)                Each Grantor agrees to pay, and to hold the Collateral Agent and the other Notes Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Company would be required to do so pursuant to the Indenture.

(d)                The agreements in this Section 7.4 shall survive the resignation or removal of the Collateral Agent and the repayment of the Notes Obligations and all other amounts payable under the Indenture and the other Notes Documents.

7.5               Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Notes Secured Party and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.6               Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Without limiting the generality of the foregoing, each of the parties hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the parties hereto, electronic images of this Agreement (including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of this Agreement based solely on the lack of paper original copies of this Agreement, including with respect to any signature pages thereto. For purposes of this Section 7.6, “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

7.7               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8               Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9               Integration. This Agreement and the other Notes Documents represent the agreement of the Grantors, the Collateral Agent and the other Notes Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Notes Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Notes Documents.

7.10           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11           Additional Grantors. Each Subsidiary of the Company that is required to become a party to this Agreement pursuant to Section 4.15 of the Indenture shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

7.12           Releases. The Liens granted under this Agreement shall be released pursuant to Section 11.06 of the Indenture.

7.13           Intercreditor Agreements; Collateral Cooperation Agreement. (a) Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the provisions of the applicable Intercreditor Agreements. In the event of any conflict between the terms of any applicable Intercreditor Agreement and this Agreement, the terms of the applicable Intercreditor Agreement shall govern and control.

(b)       Notwithstanding anything herein to the contrary, the exercise of any right or remedy by the Collateral Agent hereunder shall be subject to the provisions of the Collateral Cooperation Agreement. In the event of any conflict between the terms of the Collateral Cooperation Agreement and this Agreement, the terms of the Collateral Cooperation Agreement shall govern and control.

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IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

UNITED STATES STEEL CORPORATION

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Vice President – Treasurer and Chief Risk Officer

USS PORTFOLIO DELAWARE, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL SEAMLESS TUBULAR OPERATIONS, LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL OILWELL SERVICES, LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U.S. STEEL TUBULAR PRODUCTS, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

UNITED STATES STEEL INTERNATIONAL, INC.

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

U. S. STEEL HOLDCO LLC

By:	/s/ Arne Jahn
Name: Arne Jahn
Title: Treasurer

Acknowledged and Agreed to as of
the date hereof by:

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Robert P. Pavlovic
Name: Robert P. Pavlovic
Title: Vice President